UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 21, 2011

 (Exact Name of Registrant as Specified in its Charter)

Delaware	1-7201	33-0379007
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 AVX Boulevard
Fountain Inn, South Carolina		29644
(Address of principal executive offices)		(Zip Code)

(864) 967-2150
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.          Submission of Matters to a Vote of Security Holders.

On July 20, 2011, we held our annual meeting of shareholders in Fountain Inn, South Carolina.

The shareholders elected all of our nominees for director, ratified the appointment of PricewaterhouseCoopers, LLP as our independent accountants for the fiscal year ending March 31, 2012, approved the advisory vote on executive compensation, and recommended, on an advisory basis, that we conduct future executive compensation votes every three years.

The results of the votes of shareholders on each matter set forth at the annual meeting are as follows:

1.  Election of Directors:

Class III Directors for a term expiring at the annual meeting of shareholders in 2014

	Number of Votes
	For	Withheld	Broker Non-Votes
Kenuske Itoh	141,508,815	23,434,279	3,032,261
Tatsumi Maeda	152,687,086	12,256,008	3,032,261
Donald B. Christiansen	164,354,806	588,288	3,032,261

2.  Ratification of PricewaterhouseCoopers, LLP as our independent accountants for the fiscal year ending March 31, 2012:

Number of Votes
For	Against	Abstain	Broker Non-Votes
167,897,835	59,885	17,635	-

3. Advisory vote on executive compensation:

Number of Votes
For	Against	Abstain	Broker Non-Votes
163,931,154	844,931	167,009	3,032,261

4. Advisory vote on the frequency of the advisory vote on executive compensation:

Number of Votes
One Year	Two Years	Three Years	Abstain	Broker Non-Votes
37,979,087	348,498	126,386,077	229,432	3,032,261

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 21, 2011

AVX CORPORATION

By:	/s/ Kurt P. Cummings

Name:	Kurt P. Cummings
Title:	Vice President,
Chief Financial Officer,
Treasurer and Secretary